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                                                                    Exhibit 99.1
                                                                    ------------


           IVIVI TECHNOLOGIES ENTERS INTO COLLABORATION AGREEMENT WITH
              DSI RENAL, INC. TO EXPLORE USE OF ITS PEMF TECHNOLOGY
                    ON PATIENTS WITH END STAGE RENAL DISEASE


     MONTVALE, NJ - FEBRUARY 12, 2008 - Ivivi Technologies, Inc. (NASDAQ:IVVI), a leader in non-invasive, electrotherapeutic technologies, today announced that it has entered into a collaboration agreement with DSI Renal, Inc., an affiliate of DSI Holding Company, Inc., a nationwide healthcare services company involved in the acquisition, development and operation of kidney dialysis clinics, hospitals and acute care centers.

The first phase of the collaboration agreement involves DSI Renal initiating a multi-site, randomized controlled clinical trial to provide additional data on the effect of Ivivi Technologies' products on the healing of cutaneous ulcers in diabetic patients with end stage renal disease. Following the completion of the clinical trial, as mutually determined by the parties, and subject to certain other terms and conditions of the collaboration agreement, DSI Renal would be granted an exclusive license for the distribution of certain of Ivivi's products in the U.S. for the chronic and end stage renal disease market. DSI currently has more than 120 locations around the country. Under the terms of the collaboration agreement, DSI would purchase devices from Ivivi Technologies and pay a royalty on all sales or rentals of such devices.

"We believe that the collaboration agreement with DSI Renal provides continued validation of our PEMF technology's growing acceptance in the wound care marketplace," said Andre DiMino, Co-CEO, Ivivi Technologies. "We are excited to partner with DSI's management team as they look at alternative ways to utilize our technology for the complications associated with renal disease."

Jerome Tannenbaum, M.D., Ph.D., FACP, Chairman, President and CEO of DSI commented, "Ivivi's PEMF technology has significant potential applications for patients with renal disease whose complications often include non-healing wounds such as foot and leg ulcers associated with diabetes, peripheral vascular disease, and cardiac disease. We plan to integrate the Ivivi PEMF devices into clinical protocols designed to improve limb and heart tissue survival. We are very interested in seeing the results of the Cleveland Clinic trial utilizing Ivivi's technology in vascular disease, as our patients could benefit significantly from the effects of PEMF to improve myocardial perfusion which, if effective, would lower the overall morbidity and mortality in patients with advanced stages of renal failure. The collaboration with Ivivi is consistent with DSI's mission of "ENHANCING LIFE THROUGH TEAMWORK, TECHNOLOGY, INNOVATION, AND RESEARCH." DSI is fully committed in its relationship with Ivivi to develop the necessary research support in order to achieve these goals."

"We are very pleased to have joined forces with DSI and Dr. Tannenbaum, a prominent physician in the field of nephrology," commented David Saloff, President and Co-CEO of Ivivi Technologies. "Our partnership is highly strategic, furthering DSI's goal to provide the best possible patient care and Ivivi's mission to create and deliver the most effective non-invasive electrotherapies in a growing number of fields. We look forward to our ongoing collaboration and future programs to advance the treatment of serious medical disorders, such as kidney failure and other clinical syndromes of disease."


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The double-blind, randomized placebo-controlled clinical trial will examine the effect of Ivivi's pulsed electromagnetic field (PEMF) technology on the healing of skin ulcers thought to be caused by either ischemic and/or diabetic vasculopathy, in patients with end stage renal disease being treated by hemodialysis. A total of 150 patients are anticipated to be enrolled in the trial, and we expect that patient enrollment will begin during Ivivi's first fiscal quarter ending June 30, 2008. Those patients will be randomly selected into active and control groups, with the active group receiving Ivivi's PEMF signal. Ivivi will supply DSI with product for the clinical trial, with DSI responsible for providing personnel, supplies and equipment necessary for the conduct of the trial. Primary end-points will include time to complete healing, degree of wound healing expressed as a percentage of total volume area healed at a specific time and percentage of non-healing wounds.

The collaboration agreement, which runs through August 2015, can be terminated by mutual consent or for non-performance by either party, subject to applicable cure periods. Ivivi plans to file with the United States Securities and Exchange Commission within the time period required by the rules and regulation promulgated by the Securities and Exchange Commission a Current Report on Form 8-K containing a more detailed description of the parties' rights and obligations under the agreement.

ABOUT DSI HOLDING COMPANY, INC.
Based in Nashville, Tennessee, DSI Holding Company, Inc., is involved in the acquisition, development and operation of kidney dialysis clinics, hospitals, and acute care centers. DSI is a nationwide healthcare services company that works with physicians to bring them the best facilities, equipment, technology and administrative services in an effort to provide the best patient care possible. DSI is supported by Centre Partners, a leading middle market private equity firm with offices in Los Angeles and New York. Additional information about DSI is available at www.dsi-corp.com.

DSI is led by its Chairman, President, and CEO, Jerome Tannenbaum, M.D., Ph.D., FACP. Dr. Tannenbaum was a practicing nephrologist when he founded REN Corporation-USA in 1986, which he grew to become the fourth largest dialysis company in the United States before it was sold to global medical technology company Gambro Group in 1995. Dr. Tannenbaum later founded National Nephrology Associates, a privately held dialysis company that provided services to 5,800 patients in 89 clinics before it was acquired by Renal Care Group in 2004.

ABOUT IVIVI TECHNOLOGIES, INC.
Based in Montvale, NJ, Ivivi Technologies, Inc. is a medical technology company focusing on designing, developing and commercializing its proprietary electrotherapeutic technology platform. Ivivi's research and development activities are focused specifically on pulsed electromagnetic field, or PEMF, technology, which, by creating a therapeutic electrical current in injured soft tissue, modulates biochemical and physiological healing processes to help repair the injured tissue and reduce related pain and inflammation. The Company's Electroceuticals(TM) have been used in non-invasive treatments for a wide array of conditions, including chronic wounds, pain and edema following plastic and reconstructive surgery and chronic inflammatory disorders.


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FORWARD-LOOKING STATEMENTS
This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including those related to strategic partnerships and future revenues. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the Company's limited operating history, history of significant and continued operating losses and substantial accumulated earnings deficit, difficulties with its financial accounting controls, the failure of the market for the Company's products to continue to develop, the inability for customers to receive third party reimbursement, the inability to obtain additional capital, the inability to protect the Company's intellectual property, the loss of any executive officers or key personnel or consultants, competition, changes in the regulatory landscape or the imposition of regulations that affect the Company's products and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-KSB for the fiscal year ended March 31, 2007. The Company assumes no obligation to update the information contained in this press release.


INVESTOR RELATIONS CONTACT:                   PUBLIC RELATIONS CONTACT:
---------------------------                   -------------------------
Cameron Associates                            Avalanche Strategic Communications
Alison Ziegler or Lester Rosenkrantz;         Denyse Dabrowski
212-554-5469                                  201-488-0049  Mobile:201-916-7122
Alison@cameronassoc.com                       Denyse@avalanchepr.com

Deanne Eagle for Media
212-554-5463
Deanne@cameronassoc.com


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